                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                              FEMRX, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
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
                                  FEMRX, INC.

                              1221 INNSBRUCK DRIVE
                          SUNNYVALE, CALIFORNIA 94089

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 12, 1997

TO THE STOCKHOLDERS OF FEMRX, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of FEMRX, INC., a Delaware corporation (the "Company"), will be held on Monday, May 12, 1997 at 9:30 a.m., local time, at the Company's principal executive offices at 1221 Innsbruck Drive, Sunnyvale, California 94089 for the following purposes:

    1. To elect directors to serve for the ensuing year and until their successors are elected.

    2. To approve the Company's 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 800,000 shares.

    3. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 1997.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 18, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ CRAIG E. DAUCHY

                                          Craig E. Dauchy
                                          SECRETARY

Sunnyvale, California
April 21, 1997

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  FEMRX, INC.

                              1221 INNSBRUCK DRIVE
                          SUNNYVALE, CALIFORNIA 94089

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 12, 1997

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of FemRx, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Monday, May 12, 1997, at 9:30 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices at 1221 Innsbruck Drive, Sunnyvale, California 94089. The Company intends to mail this proxy statement and accompanying proxy card on or about Monday, April 21, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on March 18, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 18, 1997, the Company had outstanding and entitled to vote 8,701,988 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices at 1221 Innsbruck Drive, Sunnyvale, California 94089, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than Monday, December 22, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Stockholders are also advised to review the Company's By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and Director nominations.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    There are seven nominees for the seven Board positions presently authorized in the Company's By-laws. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, six directors having been elected by the stockholders, and one director having been elected by the Board.

    Shares represented by executed proxies will be voted if authority to do so is not withheld, for the election of the seven nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

NOMINEES

    The names of the nominees and certain information about them are set forth below:

                                                                          PRINCIPAL OCCUPATION/
NAME                                     AGE                          POSITION HELD WITH THE COMPANY
-----------------------------------      ---      ----------------------------------------------------------------------
Kathleen D. LaPorte................          35   Chairman of the Board of Directors, and General Partner, Sprout Group

Andrew M. Thompson.................          33   President and Chief Executive Officer

George M. Savage, M.D..............          37   Senior Vice President, Research and Development

Richard M. Ferrari.................          43   President and Chief Executive Officer, CardioThoracic Systems, Inc.

Gail Gaumer........................          45   Corporate Vice President of Cost Management Services and Strategy,
                                                    Allegiance Healthcare Corporation

James W. McLane....................          58   Consultant

Philip M. Young....................          57   General Partner, U.S. Venture Partners

      NOMINEES FOR ELECTION FOR A TERM EXPIRING AT THE 1998 ANNUAL MEETING

    KATHLEEN D. LAPORTE has served the Company as a director since April 1995 and is currently the Chairman of the Board of Directors. From January 1993 to the present, Ms. LaPorte has been affiliated with the Sprout Group, the venture capital affiliate of Donaldson, Lufkin & Jenrette Inc., and has served as a General Partner since December 1993. From August 1987 to January 1993, Ms. LaPorte was a principal at Asset Management Company, a venture capital firm focused on early stage health care and technology investments. Ms. LaPorte currently serves on the Board of Directors of Lynx Therapeutics, Inc.

and Onyx Pharmaceuticals, Inc. She holds a B.S. in Biology from Yale University and an M.B.A. from Stanford University.

    ANDREW M. THOMPSON has served as President, Chief Executive Officer and a director of the Company since its incorporation in November 1994. From May 1994 to November 1994, Mr. Thompson consulted in the medical device industry as a partner of Savage-Thompson Management. From May 1991 to November 1994, he served as Vice President, Finance of Medtronic CardioRhythm, a medical device company focused on catheter ablation systems for electrophysiology, which he co-founded in May 1991 and which was acquired by Medtronic, Inc. in May 1992. He received an M.A. in Production Engineering from Corpus Christi College, Cambridge, an M.A. in Education and an M.B.A. from Stanford University.

    GEORGE M. SAVAGE, M.D., has served as Senior Vice President, Research and Development and a director of the Company since its incorporation in November 1994. From May 1994 to November 1994, Dr. Savage consulted in the medical device industry as a partner of Savage-Thompson Management. From May 1991 to November 1994, he served as Vice President, Clinical and Regulatory Affairs of Medtronic CardioRhythm, a medical device company focused on catheter ablation systems for electrophysiology, which he co-founded in May 1991 and which was acquired by Medtronic, Inc. in May 1992. Dr. Savage received a B.S. in Biomedical Engineering from Boston University, an M.D. from Tufts University and an M.B.A. from Stanford University.

    RICHARD M. FERRARI has served the Company as a director since October 1995. From October 1995 to the present, Mr. Ferrari has served as Director and President and Chief Executive Officer of CardioThoracic Systems, Inc., a company that develops products and systems for Minimally Invasive Direct Coronary Artery Bypass (MIDCAB-TM-). From January 1991 to October 1995, Mr. Ferrari served as President and Chief Executive Officer of Cardiovascular Imaging Systems, Inc., a manufacturer of imaging systems and devices used in interventional cardiology, which was acquired by Boston Scientific Corporation in March 1995. He received a B.S. in Education from Ashland College, a degree in Nuclear Medicine Technology from the Radiology Institute in New York and an M.B.A. from the University of South Florida.

    GAIL GAUMER has served the Company as a director since October 1995. From 1980 to 1996, Ms. Gaumer held numerous marketing, international, product development and general management positions with Baxter Healthcare Corporation including President, Renal Europe, from 1991 to 1994. Ms. Gaumer is currently Corporate Vice President of Cost Management Services and Strategy for Allegiance Healthcare Corporation. Ms. Gaumer received a B.S. in Psychobiology from the University of California, Santa Cruz, a N.I.H Fellowship in Neurophysiology at the University of Wisconsin and an M.B.A. from Stanford University.

    JAMES W. MCLANE has served the Company as a director since November 1996. From February 1991 to June 1996, Mr. McLane served as Executive Vice President of Aetna Life & Casualty Company and Chief Executive Officer of Aetna Health Plans. Prior to that, he was a Senior Vice President and Division Executive of Citicorp, Inc. He currently is working as a consultant and advisor to several venture capital funds in the health care field. Mr. McLane currently serves on the Board of Directors of Aliginis Inc., the Hartford Healthcare Corp. and Outward Bound USA. He holds a B.A. in History from Yale University and an M.B.A. from Harvard University.

    PHILIP M. YOUNG has served the Company as a director since April 1995. From April 1990 to the present, Mr. Young has served as a General Partner of U.S. Venture Partners, a venture capital firm. Mr. Young currently serves on the Boards of Directors of CardioThoracic Systems, Inc., The Immune Response Corporation, Vical Inc. and Zoran Corporation. He received a B.M.E. from Cornell University, an M.S. from George Washington University, and an M.B.A. from Harvard University where he was a Baker Scholar.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF EACH NAMED NOMINEE.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 1996, the Board of Directors held nine meetings. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the accountants' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is composed of two non-employee directors: Ms. Gaumer and Ms. LaPorte. The Audit Committee met twice during the year ended December 31, 1996.

    The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is composed of three non-employee directors: Messrs. Ferrari, McLane and Young. The Compensation Committee met once during the year ended December 31, 1996.

    During the fiscal year ended December 31, 1996, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2
                 APPROVAL OF 1995 STOCK OPTION PLAN, AS AMENDED

    In April 1995, the Board of Directors adopted, and the stockholders subsequently approved, the Company's 1995 Stock Option Plan (the "1995 Plan"). As a result of a series of amendments, at February 28, 1997 there were 1,155,625 shares of the Company's Common Stock authorized for issuance under the 1995 Plan.

    At February 28, 1997, options (net of cancelled or expired options) covering an aggregate of 796,351 shares of the Company's Common Stock had been granted under the 1995 Plan, and only 359,274 shares (plus any shares that might in the future be returned to the plan as a result of cancellations or expiration of options) remained available for future grant under the 1995 Plan. During the year ended December 31, 1996, under the 1995 Plan, the Company granted to all current executive officers as a group options to purchase 50,000 shares at an exercise price of $9.00 per share and to all employees and consultants (excluding executive officers) as a group options to purchase 409,000 shares at exercise prices ranging from $4.50 to $14.50 per share.

    On March 3, 1997, the Compensation Committee approved an offer to employees of the Company to reprice outstanding options granted between January 30, 1996 and December 17, 1996 (the "Repricing Program"). Under the Repricing Program, as of March 11, 1997, 384,750 options were converted into repriced options with an exercise price of $2.5625 (based on the closing price as reported on the Nasdaq National Market on such date). As consideration for the grant of repriced options, optionees are prohibited from exercising the repriced options for a period of six months after the date such repriced options were granted. The Repricing Program terminated on March 31, 1997. No Named Executive Officers were eligible to participate in the Repricing Program.

    In February 1997, the Board approved an amendment to the 1995 Plan, subject to stockholder approval, to enhance the flexibility of the Board and the Compensation Committee in granting stock options to the Company's employees and consultants. The amendment increases the number of shares authorized for issuance under the 1995 Plan by 800,000 shares from a total of 1,155,625 shares to 1,955,625 shares. In March 1997, under the 1995 Plan, the Compensation Committee granted, subject to stockholder approval, to all current executive officers as a group options to purchase 370,000 shares at an exercise price of $2.9375 per share. The Board adopted this amendment to ensure that the Company can continue to grant stock options to employees at levels determined appropriate by the Board and the Compensation Committee.

    Stockholders are requested in this Proposal 2 to approve the 1995 Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1995 Plan, as amended.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the 1995 Plan are outlined below:

GENERAL

    The 1995 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1995 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the 1995 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

    The 1995 Plan was adopted to provide a means by which selected employees (including officers and directors) of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

ADMINISTRATION

    The 1995 Plan provides for administration by the Board of Directors of the Company. The Board has the power to construe and interpret the 1995 Plan and, subject to the provisions of the 1995 Plan, to determine the persons to whom and the dates on which options will be granted, the number of shares to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option. The Board of Directors is authorized to delegate administration of the 1995 Plan to a committee composed of not fewer than two members of the Board. Currently, the Board and the Compensation Committee jointly administer the 1995 Plan. As used herein with respect to the 1995 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

    Incentive stock options may be granted under the 1995 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants are eligible to receive nonstatutory stock options under the 1995 Plan.

    No option may be granted under the 1995 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year (under the 1995 Plan and all other plans of the Company and its affiliates) may not exceed $100,000.

    No person shall be eligible during any calendar year to be granted stock options covering more than 500,000 shares of Common Stock. To date, the Company has not granted to any person in any calendar year options to purchase a number of shares equal to or in excess of the limitation.

STOCK SUBJECT TO THE 1995 PLAN

    If options granted under the 1995 Plan expire or otherwise terminate without being exercised, the Common Stock not purchased pursuant to such options again becomes available for issuance under the 1995 Plan.

TERMS OF OPTIONS

    The following is a description of the permissible terms of options under the 1995 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

    EXERCISE PRICE; PAYMENT. The exercise price of incentive stock options under the 1995 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility"), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1995 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the Code. See "Federal Income Tax Information." At February 28, 1997, the closing price of the Company's Common Stock as reported on the Nasdaq National Market was $2.9375 per share.

    In the event of a decline in the value of the Common Stock, the Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To the extent required by Section 162(m), an option repriced under the 1995 Plan is deemed to be cancelled and a new option granted. On March 3, 1997, the Compensation Committee approved an offer to employees of the Company to reprice 384,750 outstanding options granted between January 30, 1996 and December 17, 1996.

    The exercise price of options granted under the 1995 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,
(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

    OPTION EXERCISE. Options granted under the 1995 Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the 1995 Plan typically vest at the rate of 12.5% of the shares subject to option on the six-month anniversary of the date of hire and 1/48th of such shares monthly thereafter. Shares covered by options granted in the future under the 1995 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1995 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee terminate his or her service relationship with the Company. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

    TERM. The maximum term of options under the 1995 Plan is 10 years, except that in certain cases (see "Eligibility") the maximum term is five years. Options under the 1995 Plan generally terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time within one year of such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionee's death) within eighteen months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or relationship as a consultant or director. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

ADJUSTMENT PROVISIONS

    If there is any change in the stock subject to the 1995 Plan or subject to any option granted under the 1995 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the 1995 Plan and options outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

    The 1995 Plan provides that, in the event of a dissolution or liquidation of the Company, sale of substantially all of the Company's assets, specified type of merger or other corporate reorganization in which the Company is not the surviving corporation, to the extent permitted by law, the surviving corporation will be required to either assume options outstanding under the 1995 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue options outstanding under the 1995 Plan, or to substitute similar options, then the time during which such options may be exercised will be accelerated and the options terminated if not exercised during such time. In addition, whether or not the acquiring company assumes outstanding options or substitutes comparable options, upon a corporate transaction as described above, the vesting and exercisability of outstanding options shall be accelerated (and any repurchase right of unvested shares shall lapse) with respect to one (1) year of vesting. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the 1995 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 1995 Plan will terminate in April 2005.

    The Board may also amend the 1995 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule 16b-3; (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 1995 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

RESTRICTIONS ON TRANSFER

    Under the 1995 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution or pursuant to a domestic relations order. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

    INCENTIVE STOCK OPTIONS. Incentive stock options under the 1995 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

    There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

    If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year. Long-term capital gains currently are generally subject to lower tax rates than ordinary income. The maximum capital gains rate for federal income tax purposes is currently 28% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

    NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the 1995 Plan generally have the following federal income tax consequences:

    There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

    POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

    Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

GRANTS TO NAMED EXECUTIVE OFFICERS

    No options were granted under the 1995 Plan to the Named Executive Officers during the fiscal year ended December 31, 1996.

                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1997 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since its inception in 1994. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of February 28, 1997 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on February 28, 1997; (iii) all executive officers and directors of the Company as a group; and
(iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                                                BENEFICIAL
                                                                               OWNERSHIP(1)
                                                                          ----------------------
                                                                          NUMBER OF  PERCENT OF
BENEFICIAL OWNER                                                           SHARES       TOTAL
------------------------------------------------------------------------  ---------  -----------
Sprout Group (2)........................................................  2,204,373       25.29%
  3000 Sand Hill Road
  Building 4, Suite 270
  Menlo Park, CA 94025

U.S. Venture Partners (3)...............................................  1,093,748       12.57%
  2180 Sand Hill Road, Suite 300
  Menlo Park, CA 94025

Andrew M. Thompson (4)..................................................    458,128        5.27%
George M. Savage, M.D. (5)..............................................    458,128        5.27%
Arnold J. Kresch, M.D. (6)..............................................    457,501        5.25%
Richard M. Ferrari (7)..................................................     14,791       *
Gail Gaumer (8).........................................................     14,791       *
Kathleen D. LaPorte (9).................................................  2,204,373       25.29%
James W. McLane (10)....................................................     11,083       *
Philip M. Young (11)....................................................  1,108,539       12.72%
Jeffrey J. Christian (12)...............................................    173,750        1.99%
Edward W. Unkart (13)...................................................     80,670       *
All executive officers and directors as a group (10 persons)(14)........  4,537,753       51.66%

------------------------

  *   Less than one percent.

 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 8,698,994 shares outstanding on February 28, 1997, adjusted as required by rules promulgated by the Commission.

 (2) Represents 1,359,618 shares held by Sprout Capital VII, L.P. ("SVII"), 714,700 shares held by Sprout Capital VI, L.P. ("SVI") and 113,181 shares held by DLJ Capital Corporation ("DLJ"). Also includes 16,874 shares issuable pursuant to option exercisable within 60 days of February 28, 1997 by DLJ. DLJ is the Managing General Partner of both SVI and SVII. Ms. LaPorte, a director of the Company, is a general partner of DLJ Associates VI, L.P. and DLJ Associates VII, L.P., the general partners of SVI and SVII, respectively. Ms. LaPorte disclaims beneficial ownership of the shares held by such entities, except to the extent of her pecuniary interest therein. Ms. LaPorte may be deemed to exercise voting and investment power over the shares held by affiliates of Sprout Group.

 (3) Represents 946,093 shares held by U.S. Venture Partners IV, L.P. ("USVP IV"), 114,843 shares held by Second Ventures II, L.P. ("SVLP II") and 32,812 shares held by USVP Entrepreneur Partners II, L.P. ("USVEP II"). Mr. Young, a director of the Company, is a general partner of Presidio Management Group IV, L.P., the general partner of each of USVP IV, SVLP II and USVEP II. Mr. Young disclaims beneficial ownership of the shares held by such entities, except to the extent of his pecuniary interest therein. Mr. Young may be deemed to exercise voting and investment power over the shares held by affiliates of U.S. Venture Partners.

 (4) Represents 448,128 shares held by The Thompson Family Trust, of which Mr. Thompson and his wife are trustees, and 10,000 shares held by Savage-Thompson Management, of which Mr. Thompson is a partner.

 (5) Represents 448,128 shares held by The George and Nancy Savage Living Trust, of which Dr. Savage and his wife are trustees, and 10,000 shares held by Savage-Thompson Management, of which Dr. Savage is a partner.

 (6) Represents 448,126 shares held by Kresch Medical Research, LLC. Also includes 9,375 shares issuable pursuant to options exercisable within 60 days of February 28, 1997 by Dr. Kresch. Dr. Kresch is an owner and the sole manager of Kresch Medical Research, LLC and may be deemed to exercise voting and investment power over the shares held by such entity.

 (7) Represents 14,791 shares issuable pursuant to options exercisable within 60 days of February 28, 1997.

 (8) Represents 14,791 shares issuable pursuant to options exercisable within 60 days of February 28, 1997.

 (9) Includes 2,187,499 shares held by entities affiliated with Sprout Group. Also includes 16,874 shares issuable pursuant to options exercisable within 60 days of February 28, 1997 by DLJ. Ms. LaPorte, a director of the Company, disclaims beneficial ownership of the shares held by such entities, except to the extent of her pecuniary interest therein.

(10) Includes 6,083 shares issuable pursuant to options exercisable within 60 days of February 28, 1997.

(11) Includes 1,093,748 shares held by entities affiliated with U.S. Venture Partners. Mr. Young, a director of the Company, disclaims beneficial ownership of the shares held by such entities, except to the extent of his pecuniary interest therein. Also includes 14,791 shares issuable pursuant to options exercisable within 60 days of February 28, 1997 by Mr. Young.

(12) Includes 5,000 shares issuable pursuant to options exercisable within 60 days of February 28, 1997.

(13) Includes 78,125 shares held by Takei Unkart Family Trust, of which Mr. Unkart and his wife are trustees.

(14) Includes 84,830 shares issuable pursuant to options exercisable within 60 days of February 28, 1997 by the officers and directors as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1996, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that a report of change in ownership was filed late by Craig E. Dauchy.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors, although they are eligible for reimbursement for their expenses incurred in connection with attendance at Board and Committee meetings in accordance with Company policy.

    Each non-employee director of the Company also receives stock option grants under the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

    Option grants under the Directors' Plan are non-discretionary. Pursuant to the terms of the Directors' Plan, each non-employee director who was serving on the date of the Company's initial public offering was granted on such date an option to purchase 20,000 shares of Common Stock. In addition, each non-employee director subsequently elected to the Board will automatically be granted on the date of his or her election to the Board an option to purchase 20,000 shares of Common Stock (the "Initial Grant"). On the one year anniversary date of the Company's initial public offering, or the anniversary date of a non-employee directors' election to the Board, if such non-employee director was not serving in such capacity as of the date of the Company's initial public offering, and each one-year anniversary thereafter, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least the full six month period prior, is automatically granted an option to purchase 5,000 shares of Common Stock of the Company (the "Annual Grant"). No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. The Initial Grant under the Directors' Plan will generally vest at the rate of 1/48th of the shares monthly. Annual Grants under the Directors' Plan will vest entirely on, but not before, the first annual anniversary of the Annual Grant. The term of options granted under the Directors' Plan is ten years. In the event of a merger, dissolution, consolidation, certain reverse mergers or certain acquisitions, options outstanding under the Directors' Plan will automatically become fully vested and will terminate if not exercised prior to the consummation of the transaction.

    At February 28, 1997, there were 200,000 shares of the Company's Common Stock authorized for issuance under the Directors' Plan. During the last fiscal year, the Company granted options covering an aggregate of 100,000 shares to the non-employee directors of the Company, at exercise prices ranging from $4.875 to $9.00 per share. The fair market value of such Common Stock on the date of grants was $4.875 and $9.00 per share (based on the closing price as reported on the Nasdaq National Market for the day preceding the date of grant). As of February 28, 1997, no options had been exercised under the Directors' Plan.

                       COMPENSATION OF EXECUTIVE OFFICERS
                            SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended December 31, 1996 and 1995, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 1996 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                     ANNUAL
                                                                  COMPENSATION
                                                       -----------------------------------
                                                                             OTHER ANNUAL     ALL OTHER
                                                        SALARY      BONUS    COMPENSATION   COMPENSATION
       NAME AND PRINCIPAL POSITION            YEAR        ($)        ($)          ($)            ($)
------------------------------------------  ---------  ---------  ---------  -------------  -------------
Andrew M. Thompson                               1996    150,000     16,500           --             --
  President and Chief Executive Officer          1995    106,714     25,000           --             --

George M. Savage, M.D.                           1996    150,000     16,500           --             --
  Senior Vice President, Research and            1995    106,714     25,000           --             --
  Development

Edward W. Unkart                                 1996    125,008     11,563           --             --
  Vice President, Finance and                    1995(1)        --        --          --             --
  Administration, Chief Financial Officer
  and Assistant Secretary

Jeffrey J. Christian                             1996    142,789     17,325           --             --
  Vice President, Engineering                    1995(1)        --        --          --             --

John P. Costello                                 1996    135,000     25,000      117,153(3)      33,750(4)
  Former Vice President, Sales and               1995(1)        --        --          --             --
  Marketing (2)

------------------------

(1) Messrs. Unkart, Christian and Costello were employed by the Company for less than a full year during the fiscal year ended December 31, 1995 and for that reason, earned less than $100,000 in compensation from the Company.

(2) Mr. Costello resigned from the Company, effective January 3, 1997.

(3) Includes $17,153 in direct reimbursement of moving and other expense incurred in connection with relocating to California and $100,000 in loan forgiveness related to promissory note secured by principal residence.

(4) Represents severance payments in connection with Mr. Costello's resignation from the Company.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its 1995 Plan as previously described in detail in Proposal 2. The 1995 Plan was adopted by the Board of Directors in April 1995 and has been amended three times, most recently in March 1997. As of February 28, 1997, options to purchase a total of 796,351 shares were outstanding under the 1995 Plan and options to purchase 359,274 shares remained available for grant thereunder.

    Pursuant to the 1995 Plan, the Company may grant incentive and nonstatutory stock options to key employees, directors of or consultants or advisors to the Company. If Proposal 2 is approved by the

Stockholders of the Company a total of 1,955,625 shares of Common Stock will be reserved for issuance under the 1995 Plan.

    The 1995 Plan is administered by the Board of Directors and the Compensation Committee. No vesting is required under the 1995 Plan, although it may be imposed by the Board of Directors. The maximum term of a stock option under the 1995 Plan is 10 years, but if the optionee at the time of grant has voting power over more than 10% of the Company's outstanding capital stock, the maximum term of an incentive stock option is five years. The exercise price of stock options granted under the 1995 Plan is determined by the Board of Directors. Options granted under the 1995 Plan are generally non-transferable. The exercise price may be paid in cash or any other form of consideration that may be acceptable to the Board of Directors.

    Options generally terminate three months after termination of the optionee's employment or relationship as a consultant or director unless such termination is caused by the permanent disability or death of the optionee. The 1995 Plan may be amended at any time by the Board of Directors, although certain amendments would require stockholder approval. The 1995 Plan will terminate in April 2005, unless earlier terminated by the Board of Directors.

    The following table sets forth certain information for the fiscal year ended December 31, 1996, regarding options held at year-end by the Named Executive Officers. No options to purchase shares of the Company's Common Stock were exercised by the Named Executive Officers during the last fiscal year. For the fiscal year ended December 31, 1996, the Company did not grant any stock options to the Named Executive Officers.

 AGGREGATED OPTION EXERCISES IN FISCAL 1996, AND FISCAL YEAR-END OPTION VALUES

                                                                              NUMBER OF
                                                                             SECURITIES          VALUE OF
                                                                             UNDERLYING         UNEXERCISED
                                                                             UNEXERCISED       IN-THE-MONEY
                                                                             OPTIONS AT         OPTIONS AT
                                                                          DECEMBER 31, 1996  DECEMBER 31, 1996
                                            SHARES ACQUIRED     VALUE            (#)                ($)
                                              ON EXERCISE     REALIZED      EXERCISABLE/       EXERCISABLE/
                   NAME                           (#)            ($)        UNEXERCISABLE    UNEXERCISABLE(1)
------------------------------------------  ---------------  -----------  -----------------  -----------------
Andrew M. Thompson                                    --             --          -0-/-0-             -0-/-0-

George M. Savage, M.D.                                --             --          -0-/-0-             -0-/-0-

Edward W. Unkart                                      --             --          -0-/-0-             -0-/-0-

Jeffrey J. Christian                                  --             --        5,000/-0-       $  19,140/-0-

John P. Costello (2)                                  --             --          -0-/-0-             -0-/-0-

------------------------

(1) Based on the closing price as reported on the Nasdaq National Market as of December 31, 1996 ($4.50), minus the exercise price, multiplied by the number of shares underlying the option.

(2) Mr. Costello resigned from the Company, effective January 3, 1997.

EMPLOYEE STOCK PURCHASE PLAN

    In January 1996, the Company adopted the Employee Stock Purchase Plan (the "Purchase Plan") covering an aggregate of 150,000 shares of Common Stock. The Purchase Plan is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. Under the Purchase Plan, the Board of Directors may authorize participation by eligible employees, including officers, in periodic offerings following the adoption of the Purchase Plan. The offering period for any offering will be no more than 27 months.

    Employees are generally not eligible to participate unless they are employed by the Company or an affiliate of the Company for at least 20 hours per week and are employed by the Company or a subsidiary of the Company designated by the Board for at least five months per calendar year. Employees who participate in an offering can have up to 15% of their earnings withheld and applied to the purchase of Common Stock on specified dates determined by the Board of Directors. The price of Common Stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of each offering period or the relevant purchase date. Employees may end their participation in the offering at any time during the offering period, and participation ends automatically on termination of employment with the Company.

    In the event of a merger, dissolution, consolidation, certain reverse mergers or certain acquisitions, the Board of Directors has discretion to provide that each right to purchase Common Stock will be assumed or an equivalent right substituted by the successor corporation, or the Board may shorten the offering period and provide for all sums collected by payroll deductions to be applied to purchase stock immediately prior to such transaction. The Purchase Plan will terminate at the Board's discretion, subject to the limitation that no such action may adversely affect any outstanding rights to purchase Common Stock.

    During the fiscal year ended December 31, 1996, the only Named Executive Officer to purchase shares of Common Stock under the Purchase Plan was Edward W. Unkart. Mr. Unkart purchased 2,545 shares of Common Stock, at $4.25 per share.

401(k) PLAN

    In December 1995, the Company adopted an employee savings plan (the "401(k) Plan") covering the Company's employees who have not elected out of 401(k) Plan participation. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the lesser of 20% of their annual compensation or the statutorily prescribed annual limit ($9,500 in 1996) and have the amount of such reduction contributed to the 401(k) Plan. In addition, eligible employees may make roll-over contributions to the 401(k) Plan from a tax-qualified retirement plan. The 401(k) Plan is intended to qualify under
Section 401 of the Code so that contributions by employees or by the Company to the 401(k) Plan, and income earned on the 401(k) Plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company, if any, will be deductible by the Company when made. The trustee under the 401(k) Plan, at the direction of each participant, invests the 401(k) Plan employee salary deferrals in selected investment options.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                          ON EXECUTIVE COMPENSATION(1)

    The Compensation Committee of the Board of Directors ("Committee") is composed of Messrs. Ferrari, McLane and Young, none of whom are currently officers or employees of the Company. The Committee is responsible for establishing the Company's compensation programs for all employees, including executives. For executive officers, the Committee evaluates performance and determines compensation policies and levels.

------------------------

(1) Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and Performance Graph
    on page   shall not be incorporated by reference into any such filings. The
    Committee's objective is to set executive compensation at the market average when compared to leading companies in the medical device industry. The primary components of executive compensation are base salary, annual incentives and long-term equity incentives.

COMPENSATION PHILOSOPHY

    The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

    - The Company pays competitively with leading medical device companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review.

    - The Company maintains the FemRx Annual Bonus Plan to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

    - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

    BASE SALARY. The Committee annually reviews each executive officer's base salary. When reviewing base salaries, the Committee considers individual and corporate performance, levels of responsibility, prior experience, breadth of knowledge and competitive pay practices.

    ANNUAL INCENTIVE. The FemRx Annual Bonus Plan, an annual incentive award plan, is the variable pay program for officers and other senior managers of the Company to earn additional annual compensation. The actual incentive award earned depends on the extent to which Company and individual performance objectives are achieved. At the start of each year, the Committee and the full Board of Directors review and approve the annual performance objectives for the Company and individual officers. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal -- building stockholder value. For fiscal 1996, these goals were:

    - clinical and regulatory milestones for key products

    - implementing strategies relating to the sale of the Company's products in various international markets

    - Company financial performance

    After the end of the year, the Committee evaluates the degree to which the Company has met its goals and establishes a total incentive award pool under the FemRx Annual Bonus Plan. Individual awards are determined by evaluating each participant's performance against objectives and allocating a portion of the award pool based on the participant's contributions during the year. Awards are paid in cash and distributions are made in the February following the performance year.

    LONG-TERM INCENTIVES. The Company's long-term incentive program consists of the 1995 Plan and the Purchase Plan. The option program utilizes vesting periods (generally four years) to encourage key employees to continue in the employ of the Company. Through option grants, executives receive significant equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Executives receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the medical device industry and the Company's philosophy of significantly linking executive compensation with stockholder interests. During the last fiscal year, the Board did not grant any options to purchase shares of Common Stock of the Company to the Named Executive Officers, however, in March 1997, the Board granted options to purchase an aggregate of 310,000 shares of Common Stock of the Company to the Named Executive Officers.

    The Company established the Purchase Plan both to encourage employees to continue in the employ of the Company and to motivate employees through ownership interest in the Company. Under the Purchase Plan, employees, including officers, may have up to 15% of their earnings withheld for purchases of Common Stock on certain dates specified by the Board. The price of Common Stock purchased will not be less than the lesser of an amount equal to 85% of the lower of the fair market value of the Common Stock on the commencement date of the offering or the relevant purchase date.

CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Thompson's base salary at the beginning of 1996 as President and Chief Executive Officer was $150,000. Following the Committee's review of compensation paid by leading medical device companies, the Committee set Mr. Thompson's base annual salary through 1996 at $150,000. This amount, in addition to the annual incentive provided by the FemRx Annual Bonus Plan, was estimated to provide an annual cash compensation level at the average as compared to a selected group of leading medical device companies. In setting this amount, the Committee took into account (i) its belief that Mr. Thompson is one of the CEOs of leading medical device companies who has significant and broad-based experience in the medical device industry, (ii) the scope of Mr. Thompson's responsibility, and
(iii) the Board's confidence in Mr. Thompson to lead the Company's continued development.

FEDERAL TAX CONSIDERATION

    Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

    The 500,000 shares per person limitation in the 1995 Plan is intended to comply with the provisions of Section 162(m) of the Code. The Compensation Committee intends to continue to evaluate the effects of the statute and the Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

                                   CONCLUSION

    Through the plans described above, a significant portion of the Company's compensation program and Mr. Thompson's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                            COMPENSATION COMMITTEE
                            Richard M. Ferrari
                            James W. McLane
                            Philip M. Young

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As stated above, the Compensation Committee consists of Messrs. Ferrari, McLane and Young. The Compensation Committee makes recommendations concerning salaries and incentive compensation, awards stock options to employees and consultants under the Company's stock option plans and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate.

PERFORMANCE MEASUREMENT COMPARISON(1)

    The following graph shows the total stockholder return of an investment of $100 in cash on March 27, 1996 for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Standard & Poor's Health Care (Medical Products and Supplies) Index. All values assume reinvestment of the full amount of all dividends and are calculated as of the end of each month:

          COMPARISON OF 9 MONTH CUMULATIVE TOTAL RETURN ON INVESTMENT

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                     S & P HEALTH CARE
              FEMRX, INC.          NASDAQ STOCK MARKET-US          (MEDICAL PRODUCTS & SUPPLIES)
3/27/96              $100                            $100                                   $100
3/96                  108                             100                                     99
4/96                  129                             109                                     96
5/96                  181                             114                                     97
6/96                  120                             109                                     98
7/96                   92                              99                                     91
8/96                   75                             104                                     95
9/96                   92                             112                                    109
10/96                  56                             111                                    107
11/96                  64                             118                                    109
12/96                  50                             118                                    110

------------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

    The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's By-laws.

    On January 8, 1996, the Company sold and John P. Costello, former Vice President, Sales and Marketing, purchased 112,500 shares of Common Stock for an aggregate purchase price of $75,600. Mr. Costello paid the purchase price for the shares of Common Stock with a combination of $18,000 cash and a promissory note in the principal amount of $57,600. On January 9, 1997 the Company repurchased 84,375 unvested shares of Common Stock for an aggregate purchase price of $56,700 and 28,125 vested shares of Common Stock for an aggregate purchase price of $46,912.50

    In 1996, the Company loaned Mr. Costello $100,000 in connection with his relocation to California and Mr. Costello resigned from the Company effective January 3, 1997. In connection with Mr. Costello's separation from the Company, the Company paid Mr. Costello $33,750, his base salary for three months, a $25,000 performance bonus for 1996, and forgave the $100,000 balance on Mr. Costello's loan from the Company.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ CRAIG E. DAUCHY

                                          Craig E. Dauchy
                                          SECRETARY

April 21, 1997

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, FEMRX, INC., 1221 INNSBRUCK, SUNNYVALE, CALIFORNIA 94089.

                                   FEMRX, INC.                        APPENDIX A

                             1995 STOCK OPTION PLAN

                              ADOPTED APRIL 5, 1995
                     APPROVED BY STOCKHOLDERS APRIL 5, 1995

                             AMENDED APRIL 10, 1995
                            AMENDED JANUARY 30, 1996
                   APPROVED BY STOCKHOLDERS FEBRUARY 21, 1996

                              AMENDED MARCH 3, 1997



1.   PURPOSES.

     (a) The purpose of the Plan is to provide a means by which selected Employees and Directors of and Consultants to the Company, and its Affiliates, may be given an opportunity to purchase stock of the Company.

     (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of or Consultants to the Company or its Affiliates, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

     (c) The Company intends that the Options issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan has been delegated pursuant to subsection 3(c), be either Incentive Stock Options or Nonstatutory Stock Options. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.   DEFINITIONS.

     (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

     (b)  "BOARD" means the Board of Directors of the Company.

     (c)  "CODE" means the Internal Revenue Code of 1986, as amended.

     (d) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

     (e)  "COMPANY" means FemRx, Inc.

     (f) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

     (g) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

     (h) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be

                                       2.

reported to stockholders under the Exchange Act, as determined for purposes of
Section 162(m) of the Code.

     (i)  "DIRECTOR" means a member of the Board.

     (j) "DISINTERESTED PERSON" means a Director who either (i) was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Company or any Affiliate entitling the participants therein to acquire equity securities of the Company or any Affiliate except as permitted by Rule 16b-3(c)(2)(i); or (ii) is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

     (k) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     (l)  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     (m) "FAIR MARKET VALUE" means, as of any date, the value of the common stock of the Company determined as follows:

          (1) If the common stock is listed on any established stock exchange or a national market system, including without limitation the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a share of common stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in common stock) on the last market trading day prior to the

                                       3.

day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (2) If the common stock is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the bid and asked prices for the common stock on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

          (3) In the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Board.

     (n) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (o) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

     (p) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (q)  "OPTION" means a stock option granted pursuant to the Plan.

     (r) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (s) "OPTIONEE" means an Employee, Director or Consultant who holds an outstanding Option.

                                       4.

     (t) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

     (u)  "PLAN" means this 1995 Stock Option Plan.

     (v) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

3.   ADMINISTRATION.

     (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (1) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; whether an Option will be an Incentive Stock Option or a Nonstatutory Stock Option; the provisions of each Option granted (which need not be identical), including the time or times such Option may be exercised in whole or in part; and the number of shares for which an Option shall be granted to each such person.

                                       5.

          (2) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (3)  To amend the Plan or an Option as provided in Section 11.

          (4) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company.

     (c) The Board may delegate administration of the Plan to a committee composed of not fewer than two (2) members (the "Committee"), all of the members of which Committee shall be Disinterested Persons and may also be, in the discretion of the Board, Outside Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.
Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options to eligible persons who (1) are not then subject to
Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

                                       6.

     (d) Any requirement that an administrator of the Plan be a Disinterested Person shall not apply if the Board or the Committee expressly declares that such requirement shall not apply. Any Disinterested Person shall otherwise comply with the requirements of Rule 16b-3.

4.   SHARES SUBJECT TO THE PLAN.

     (a) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be sold pursuant to Options shall not exceed in the aggregate one million nine hundred fifty-five thousand six hundred twenty-five (1,955,625) shares of the Company's common stock. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not purchased under such Option shall revert to and again become available for issuance under the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.   ELIGIBILITY.

     (a) Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted only to Employees, Directors or Consultants.

     (b) A Director shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the Director as a person to whom Options may be granted, or in the determination of the number of shares which may be covered by Options granted to the Director: (i) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of Disinterested Persons; or (ii) the Plan otherwise complies with the requirements of Rule 16b-3. The Board shall otherwise comply with the requirements of Rule 16b-3. This subsection 5(b) shall not apply if the Board or Committee expressly declares that it shall not apply.

                                       7.

     (c) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five
(5) years from the date of grant.

(d) Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options covering more than five hundred thousand (500,000) shares of the Company's common stock in any calendar year.

6.   OPTION PROVISIONS.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a) TERM. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) percent of the Fair Market Value of the stock subject to the Option on the date the Option is granted.

                                       8.

     (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other common stock of the Company,
(B) according to a deferred payment arrangement, except that payment of the common stock's "par value" (as defined in the Delaware General Corporation Law) shall not be made by deferred payment, or other arrangement (which may include, without limiting the generality of the foregoing, the use of other common stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

     In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

     (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order satisfying the requirements of Rule 16b-3 and the rules thereunder (a "QDRO"), and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a QDRO. The person to whom the Option is granted may, by delivering written notice to the Company, in a

                                       9.

form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

     (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (f) SECURITIES LAW COMPLIANCE. The Company may require any Optionee, or any person to whom an Option is transferred under subsection 6(d), as a condition of exercising any such Option, (1) to give written assurances satisfactory to the Company as to the Optionee's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Option for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the

                                       10.

exercise of the Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (g) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant, or such longer or shorter period specified in the Option Agreement, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (h) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified

                                       11.

in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (i) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

     (j) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the

                                       12.

Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.

     (k) WITHHOLDING. To the extent provided by the terms of an Option Agreement, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the common stock otherwise issuable to the participant as a result of the exercise of the Option; or (3) delivering to the Company owned and unencumbered shares of the common stock of the Company.

7.   COVENANTS OF THE COMPANY.

     (a) During the terms of the Options, the Company shall keep available at all times the number of shares of stock required to satisfy such Options.

     (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the Options; PROVIDED, HOWEVER, that this undertaking shall not require the Company to register under the Securities Act either the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

                                       13.

8.   USE OF PROCEEDS FROM STOCK.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9.   MISCELLANEOUS.

     (a) The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest pursuant to subsection 6(e), notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

     (b) Neither an Optionee nor any person to whom an Option is transferred under subsection 6(d) shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such person has satisfied all requirements for exercise of the Option pursuant to its terms.

     (c) Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Employee, Director, Consultant or Optionee any right to continue in the employ of the Company or any Affiliate (or to continue acting as a Director or Consultant) or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee, with or without cause, to remove any Director as provided in the Company's bylaws and the provisions of the General Corporation Law of the State of Delaware, or to terminate the relationship of any Consultant in accordance with the terms of that Consultant's agreement with the Company or Affiliate to which such Consultant is providing services.

     (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and

                                       14.

its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e) (1) The Board or the Committee shall have the authority to effect, at any time and from time to time (i) the repricing of any outstanding Options under the Plan and/or (ii) with the consent of the affected holders of Options, the cancellation of any outstanding Options and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of Common Stock, but having an exercise price per share not less than eighty-five percent (85%) percent of the Fair Market Value (one hundred percent (100%) of the Fair Market Value in the case of an Incentive Stock Option or, in the case of a ten percent (10%) stockholder (as defined in subsection 5(c)), not less than one hundred and ten percent (110%) of the Fair Market Value) per share of Common Stock underlying the Incentive Stock Option on the new grant date.

          (2) Shares subject to an Option canceled under this subsection 9(e) shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The repricing of an Option under this subsection 9(e), resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(d) of the Plan. The provisions of this subsection 9(e) shall be applicable only to the extent required by
Section 162(m) of the Code.

                                       15.

10.  ADJUSTMENTS UPON CHANGES IN STOCK.

     (a) If any change is made in the stock subject to the Plan, or subject to any Option (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(d), and the outstanding Options will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Options.

     (B) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then to the extent permitted by applicable law: (i) any surviving or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute

                                       16.

similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 10(b)) for those outstanding under the Plan, or (ii) such Options shall continue in full force and effect. In the event any surviving or acquiring corporation refuses to assume such Options, or to substitute similar options for those outstanding under the Plan, then, with respect to Options held by persons then performing services as Employees, Directors or Consultants, the time during which such Options may be exercised shall be accelerated prior to such event and the Options terminated if not exercised after such acceleration and at or prior to such event.

11.  AMENDMENT OF THE PLAN AND OPTIONS.

     (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will:

          (1) Increase the number of shares reserved for Options under the Plan;

          (2) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or

          (3) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of
Section 422 of the Code or to comply with the requirements of Rule 16b-3.

     (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder

                                       17.

regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d) Rights and obligations under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

     (e) The Board at any time, and from time to time, may amend the terms of any one or more Options; PROVIDED, HOWEVER, that the rights and obligations under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Option was granted and
(ii) such person consents in writing.

12.  TERMINATION OR SUSPENSION OF THE PLAN.

     (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on April 1, 2005, which shall be within ten (10) years from the date the Plan is adopted by the Board or approved
by the stockholders of the Company, whichever is earlier.   No Options may be
granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Option was granted.

                                       18.

13.  EFFECTIVE DATE OF PLAN.

     The Plan shall become effective as determined by the Board, but no Options granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.


                                       19.

                                                                 APPENDIX B

                           FEMRX, INC.

            PROXY SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON MAY 12, 1997

     The undersigned hereby appoints ANDREW M. THOMPSON, GEORGE M. SAVAGE and EDWARD W. UNKART, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of FemRx, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of FemRx, Inc. to be held at the Company's principal executive offices at 1221 Innsbruck Drive, Sunnyvale, California 94089 on Monday, May 12, 1997 at 9:30 a.m., (local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

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

                                                           Please mark   / X /
                                                           your vote as
                                                           indicated in
                                                           this example

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1:   To elect directors to hold office until the next Annual
              Meeting of Stockholders and until their successors are elected.

/ /  FOR all nominees listed below           /  /  WITHHOLD AUTHORITY to
     (except as marked to the contrary             vote for all nominees
     below).                                       listed below.

NOMINEES: Kathleen D. LaPorte, Andrew M. Thompson, George M. Savage,
          Richard M. Ferrari, Gail Gaumer, James W. McLane and Philip M. Young.

TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S), WRITE SUCH NOMINEE(S)' NAME(S) BELOW:

______________________________________________________________________________


MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL 2:    To approve the Company's 1995 Stock Option Plan, as amended, to increase the aggregate number of shares of Common Stock authorized for issuance under such plan by 800,000 shares.

     /  /   FOR          /  /   AGAINST         /  /   ABSTAIN


PROPOSAL 3:    To ratify selection of Ernst & Young LLP as independent
               auditors of the Company for its fiscal year ending
               December 31, 1997.

     /  /   FOR          /  /   AGAINST         /  /   ABSTAIN




PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


                                             _________
                                                      |
                                                      |
                                                      |



SIGNATURE(S) ______________________________________

             ______________________________________   Dated ____________, 1997

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

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